UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 27, 2008

____________________

Striker Oil & Gas, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

2-73389 (Commission File Number)	75-1764386 (I.R.S. Employer Identification No.)
Galleria Financial Center 5075 Westheimer, Suite 975 Houston, TX (Address of Principal Executive Offices)	77056 (Zip Code)

(Former name or former address, if changed since last report)

Registrant’s telephone number, including area code:  (713) 402-6700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Completed Interim Review

On June 27, 2008 the Company and the Audit Committee determined that certain errors were made in the accounting for derivatives related to the Company’s YA Global financing as follows:

•
The payment of principal due under the YA Global financing during the fourth quarter of 2007 resulted in a change in the fair value of associated derivative.  The change should not have been presented as a Gain on settlement of derivatives but included in the Change in fair value of derivatives caption.

•	The discount associated with the YA Global debt paid off in cash during the period should not have been recorded as a reduction in Additional paid in capital, but as additional interest expense.

•
The mark to market adjustment for the derivative liability associated with the Company’s nonemployee stock options should not have been recorded as a reduction in Additional paid in capital.  Pursuant to paragraph 9 of EITF 00-19, the adjustment should have been reported in earnings as a Change in fair value of derivatives.

Additionally, the Company has changed the presentation of stock compensation expense to comply with the provisions of SAB 14 and accordingly, this expense has been included in Payroll and related costs in the table below.

These errors effected Form 10-KSB for the year ended December 31, 2007 and Form 10-QSB for the three months ended March 31, 2008.  Such previously filed consolidated financial statements should no longer be relied upon.  Management and the Audit Committee discussed these matters with the Company’s independent registered public accounting firm, Malone and Bailey, PC.

The following table presents the impact of the errors on previously reported amounts as of and for the period ended December 31, 2007:

	As Originally Reported	Adjustment	Restated
Total Revenues	$1,177,609	--	$1,177,609
Payroll and related costs	776,083	916,855	1,692,938
Stock option expense	916,855	(916,855)	--
Total Operating expenses	4,485,511	--	4,485,511
Interest expense - other	(1,745,759)	(334,934)	(2,080,693)
Gain on settlement of derivatives	147,979	(147,979)	--
Change in fair value of derivatives	3,437,780	(40,492)	3,397,288
Total other income (expense)	1,884,539	(523,405)	1,361,134
Net loss	1,423,363	523,405	1,946,768

Net loss per share	0.07	0.03	0.10

Additional paid in capital	21,163,395	604,257	21,767,652
Accumulated deficit	(14,576,804)	(375,426)	(14,952,230)

The following table presents the impact of the errors on previously reported amounts as of and for the three month period ended March 31, 2008:

	As Originally Reported	Adjustment		Restated
Total Revenues	$1,177,609	$--		$1,177,609
Total Operating expenses	1,403,005	--		1,403,005
Interest expense - other	(524,244)	22,045	(a)	(502,199)
Total other income (expense)	618,765	22,045		640,810
Net income	394,762	22,045		416,807

Net income per share – basis	0.02	0.00		0.2
Net income per share - diluted	0.02	0.00		0.2

Additional paid in capital	21,290,632	501,290		21,791,922
Accumulated deficit	(14,182,037)	(501,361)		(14,683,398)

(a) To adjust interest expense for derivative activity originally credited to APIC.

On July 2, 2008 the Company restated its consolidated financial statements for the year ended December 31, 2007 and the quarter ended March 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRIKER OIL &GAS, INC.

By:  /s/ Steven M. Plumb
Steven M. Plumb, Chief Financial Officer

DATE: August 8, 2008